CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Julius Baer Global Equity Fund Inc.

We consent to the use of our report, dated May 18, 2004, for the financial statements of The European Warrant Fund, Inc. as of and for the periods ended March 31, 2004 incorporated herein by reference and to the reference to our firm under the captions "Financial Highlights" in the prospectus and "Independent Registered Public Accounting Firm" in the statement of additional information.


                                                   KPMG LLP

Boston, Massachusetts
June 28, 2004